EXHIBIT 10.4

                                   FORM OF
                        SPECIAL TERMINATION AGREEMENT

      This AGREEMENT is made effective as of November 9, 1996 by and between Granite State Bankshares, Inc. (the "Company"), a corporation organized under the laws of the State of New Hampshire, with its office at
122 West Street, Keene, New Hampshire, and                  ("Executive").
The term "Bank" refers to Granite Bank, the wholly-owned subsidiary of the Company.

      WHEREAS, the Company recognizes the substantial contribution Executive has made to the Company and the Bank and wishes to provide him with further incentive by protecting his position therewith for the period and under the circumstances provided in this Agreement; and

      WHEREAS, Executive has been elected to, and has agreed to serve in the
position of                                                              ,
positions of substantial responsibility;

      NOW, THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.   TERM OF AGREEMENT.

      The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date of this Agreement and continuing at each anniversary date thereafter, the Agreement shall renew for an additional year such that the remaining term shall be three (3) years unless written notice is provided to Executive at least ten (10) days and not more than twenty (20) days prior to any such anniversary date, in which event this Agreement shall cease at the end of thirty-six (36) months following such anniversary date.

2.   PAYMENTS TO EXECUTIVE UPON CHANGE IN CONTROL.

      (a) Upon the occurrence of a Change in Control of the Company (as herein defined) followed at any time during the term of this Agreement by the voluntary or involuntary termination of Executive's employment by the Bank or the Company, other than for Cause, as defined in Section 2(c) hereof, the provisions of Section 3 shall apply. Upon the occurrence of a Change in Control, Executive shall have the right to elect to voluntarily terminate his employment at any time during the term of this Agreement and receive the benefits specified in Section 3 of this Agreement.

      (b) A "Change in Control" of the Bank or the Company shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Board of Governors of the Federal Reserve System (the "FRB"), as in effect on the date hereof; or
(iii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities, or makes an offer to purchase securities, of the Company representing 20% or more of the combined voting power of the Company's outstanding securities, except for any securities purchased by an employee stock ownership plan established by the Company or the Bank and approved by the Incumbent Board (as defined below); or (b) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the Company's Nominating Committee, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation or sale of all or substantially all the assets of the Bank or Company or similar transaction occurs in which the Bank or the Company is not the resulting entity; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or
(e) a tender offer is made for 20% or more of the voting securities of the Bank or Company then outstanding.

      (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination of Cause. The term "Termination for Cause" shall mean termination upon intentional failure to perform stated duties, personal dishonesty which results in loss to the Company or one of its affiliates, a willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order which results in substantial loss to the Company or one of its affiliates, or any material breach of this Agreement. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" or "intentional" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company or its affiliates.

       Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Any stock options or limited rights granted to the Executive under any stock option plan or any unvested awards granted under any other stock benefit plan of the Bank, the Company or any subsidiary thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 4 hereof and shall not be exercisable by Executive at any time subsequent to such Termination for Cause, unless it is determined in arbitration pursuant to
Section 4 hereof that Cause for the termination of Executive's did not exist, in which event such options shall be exercisable by Executive for a period of not less than three months from the arbitration determination.

3.   TERMINATION BENEFITS.

      (a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the voluntary or involuntary termination of the Executive's employment, other than for Termination for Cause, the Company shall pay to Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times the average of the Executive's three preceding years' annual base salary from the Bank and the Company, including the amount of any salary deferred by Executive pursuant to any deferred compensation arrangement. At the election of the Executive, which election is to be made within thirty
(30) days of the date of this Agreement, and during the month of January in each year, and which election is irrevocable for the calendar year in which it is made, payments under Section 3 of this Agreement shall be made in a lump sum within thirty (30) days of the date of severance of Executive's employment, or paid in equal monthly installments during the thirty-six (36) months following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of this Agreement.

      (b) Upon the occurrence of a Change in Control of the Bank or the Company followed at any time during the term of this Agreement by the Executive's voluntary or involuntary termination of employment, other than for Termination for Cause, the Company shall cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for the Executive prior to his severance. Such coverage and payments shall cease upon expiration of thirty-six (36) months after termination of employment.

      (c) Notwithstanding the preceding paragraphs of this Section 3, in the event that:

      (i) the aggregate payments or benefits to be made or afforded to Executive under said paragraph (the "Termination Benefits") would be deemed to include an "excess parachute payment" under
            Section 280G of the Internal Revenue Code of 1986 (the "Code") or any successor thereto, and

      (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount", as determined in accordance with said Section 280G, and the Non-Triggering Amount would be greater than the aggregate value of the Termination Benefits (without such reduction) minus the amount of tax required to be paid by Executive thereon by Section 4999 of the Code, then the Termination Benefits shall be reduced to the Non-Triggering Amount. The allocation of the reduction required by the preceding paragraphs of this Section 3 shall be determined by the Executive.

      (d) Upon the occurrence of a Change in Control followed by the voluntary or involuntary termination of Executive's employment, other than for Cause, the Company shall pay, or cause the Bank to pay, Executive an Accelerated Retirement Benefit. Such benefit shall be the greater of (A) fifty percent (50%) of the Accelerated Retirement Benefit described below, or (b) Executive's retirement benefit payable under the qualified pension plan of the Bank, plus any benefit payable from any qualified or non-qualified retirement plans or programs maintained by the Bank other than said qualified pension plan, at his actual age upon severance of employment, whichever is greater. The Accelerated Retirement Benefit shall be a benefit calculated pursuant to the provisions of the Bank's qualified pension plan at the time of severance and shall consist of a benefit payable at age sixty-five (65) and assuming Executive had attained age sixty-five (65) and worked for the Bank from his date of hire to age sixty-five (65). At the discretion of Executive, upon an election pursuant to Section 3(a) hereof, such payment may be made in a lump sum within 30 days of the date of severance of Executive's employment, or paid, on a pro rata basis, semi-monthly during the thirty-six (36) months following Executive's termination.

      (e) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 USC
Section 1828(k) and any regulations promulgated thereunder.

4.   NOTICE OF TERMINATION.

      Any purported termination by the Company, or by the Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given). If within thirty (30) days after any Notice of Termination for Cause is given, the Executive notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by written agreement of the parties, by a binding arbitration award, and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, annual base salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with the Agreement. Amounts and benefits paid under this Section pending resolution of the dispute in arbitration shall be offset against any amounts and benefits that are determined to be due Executive under this Agreement as a result of the termination of his employment. Nothing herein shall be construed as limiting the right of the Company or the Bank to terminate the employment of the Executive at any time and for any reason and to pay the Executive the benefits set forth in Section 3 of this Agreement.

5.   SOURCE OF PAYMENTS.

      It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Company.

6.   EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

      This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

7.   NO ATTACHMENT.

      (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

      (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Company and their respective successors and assigns.

8.   MODIFICATION AND WAIVER.

      (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.   SEVERABILITY.

      If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

10.   HEADINGS FOR REFERENCE ONLY.

      The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

11.   GOVERNING LAW.

       The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New Hampshire, unless otherwise specified herein.

12.   ARBITRATION.

      Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within fifty (50) miles from Keene, New Hampshire, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

13.   PAYMENT OF LEGAL FEES.

      All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Company if Executive is successful pursuant to arbitration or settlement.

14.   INDEMNIFICATION.

      The Company shall provide the Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under New Hampshire law and as provided in the Company's certificate of incorporation against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

15.   SIGNATURES.

      IN WITNESS WHEREOF, Granite State Bankshares, Inc. has caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, as of the date first above written.

                                     Granite State Bankshares, Inc.
                                     By: /s/ William Smedley


                                     /s/ Executive
                                     Executive